Exhibit 10.2

IBM EXCESS 401(k) PLUS PLAN

(As Amended and Restated effective as of January 1, 2010)

AMENDMENT No. 2

Instrument of Amendment

Recitals:

International Business Machines Corporation (“IBM”) has established and maintains the IBM Excess 401(k) Plus Plan (the “Plan”), an unfunded deferred compensation plan described in Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended (ERISA).

In accordance with Section 10.01 of the Plan, IBM has reserved the right to amend the Plan at any time and from time to time.

IBM amended and restated the Plan effective as of January 1, 2010.

IBM has determined to amend the Plan, as heretofore restated, in the manner set forth in this Instrument of Amendment, to be effective for Deferral Periods that begin on or after January 1, 2013, except as otherwise specified herein.

Amendment:

1.                                      Article II (“Definitions”) is amended by modifying the definition of “Company Contribution-Eligible Individual” to read, in its entirety, as follows:

“Company Contribution-Eligible Individual” generally means, with respect to a Plan Year, any individual who satisfies (a), (b), or (c) below:

(a) On December 15 of the Plan Year, the individual is employed by the Company, is on a U.S. payroll, and is not a Supplemental Employee; for this purpose, an individual (other than a Supplemental Employee) shall be treated as “employed” if the individual is on a leave of absence that is classified in the employer’s payroll records as a bridge leave, a pre-retirement planning leave, a paid or unpaid leave of absence, or a military leave.

(b) The individual terminates employment with the Company during the Plan Year due to Retirement.

(c) The individual terminates U.S. employment during the Plan Year due to participation in the Global IBMer program, or any successor thereto.

An individual shall not be a Company Contribution-Eligible Individual for a Plan Year if the individual terminates employment with the Company prior to December 15 of the Plan Year for any reason not described in (b) or (c) above, including death, or if the individual is receiving

LTD Benefits on December 15 of the Plan Year and did not satisfy the age and/or service requirements for Retirement on the date the LTD benefits commenced. Notwithstanding the general rules set forth in (a) through (c) above, if an individual terminates employment with the Company during the Plan Year for a reason not described in (b) or (c) above and is rehired by the Company later in the Plan Year, the individual shall be a Company Contribution-Eligible Individual for the Plan Year only for Company Contributions to which the individual is entitled for periods of service following the date of rehire, and only to the extent the individual satisfies (a), (b) or (c) above. For the avoidance of doubt, the individual would not be entitled to Company Contributions for the remainder of the Plan Year following the date of rehire if the individual’s termination was a 409A Separation from Service.

2.                                      Article II (“Definitions”) is amended by modifying the definition of “Retirement” to add the following sentence at the end of the existing text:

Retirement does not include a transfer to an affiliate of the Company that is not participating in the Plan, or death while employed by the Company, even if the Participant satisfies one of the above requirements prior to his or her transfer or death.

3.                                      Section 4.02 (“Matching Contributions”) is amended by adding the following paragraph at the end of the existing text:

If an Eligible Employee’s company matching contribution percentage under the 401(k) Plan changes during a Plan Year, and the Eligible Employee is eligible for Matching Contributions for the portion of the Plan Year before and/or after the change pursuant to the definition of “Company Contribution-Eligible Individual” and Section 3.02, the Eligible Employee’s Matching Contributions for each such portion of the Plan Year shall be calculated separately, in each case based solely on the Employee’s company matching contribution percentage, Elective Deferrals, and Excess 401(k) Eligible Pay for the applicable portion of the Plan Year.

4.                                      Section 5.01 (“Automatic Contributions”) is amended by adding the following paragraph at the end of the existing text:

If an Eligible Employee’s automatic contribution percentage under the 401(k) Plan changes during a Plan Year, and the Eligible Employee is eligible for Automatic Contributions for the portion of the Plan Year before and/or after the change pursuant to the definition of “Company Contribution-Eligible Individual” and Section 3.02, the Eligible Employee’s Automatic Contributions for each such portion of the Plan Year shall be calculated separately, in each case based solely on the Employee’s automatic contribution percentage, Elective Deferrals, and Excess 401(k) Eligible Pay for the applicable portion of the Plan Year.